UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 14, 2008

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (305) 947-1664
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(b) and (c)
     On March 14, 2008 Equity One, Inc. (“Equity One” or the “Company”) announced that Thomas Caputo was appointed President of the Company. Jeff Olson, the Company’s current Chief Executive Officer and President, will continue to serve as Chief Executive Officer.
     Mr. Caputo, who is 61 years old, served as Executive Vice President of Kimco Realty Corporation, one of the nation’s largest shopping center development and management companies, from 2000 to 2008. From 1983 to 2000, Mr. Caputo was a principal with RREEF, a pension fund advisor, where he was in charge of nationwide retail acquisitions and dispositions and a member of its investment committee. Prior to joining RREEF in 1983, he was with Colliers Pinkard in Baltimore, Maryland, where he was the principal in charge of retail leasing.
     Other than as described in this Form 8-K, there are no arrangements or understandings between Mr. Caputo and any other person pursuant to which Mr. Caputo was selected as an officer, other than the Company’s compensation arrangements and plans for executive officers and the Company’s other policies and procedures which are generally applicable to executive officers.
     Since the beginning of the Company’s last fiscal year, the Company has not been a participant in any transactions within the meaning of Item 404(a) of Regulation S-K, and there are no such proposed transactions, or series of similar transactions, in which Mr. Caputo had a direct or indirect material interest.
Item 5.02(e)
     In connection with Mr. Caputo’s appointment as President, Equity One entered into an employment agreement (the “Employment Agreement”) with him which became effective as of March 14 , 2008 (the “Effective Date”). Pursuant to the Employment Agreement, Mr. Caputo will serve as President of the Company from the Effective Date through December 31, 2010. The initial term of the Employment Agreement ends December 31, 2010 and will automatically renew for successive one-year periods unless either party gives the other written notice at least six months before the expiration of the applicable term (the “Employment Period”). During the Employment Period, Mr. Caputo will receive an annual base salary of not less than $600,000 (the “Base Salary”) and an annual cash bonus (the “Bonus”) as determined in the discretion of the Company’s Compensation Committee (the “Compensation Committee”) in consultation with the Chief Executive Officer and shall depend on among other things the Company’s achievement of certain performance levels which may include among others growth of earnings, funds from operations per share of Company stock, earnings per share of Company stock and the executive’s performance and contribution to increasing the funds from operations; provided however, that in no event will the Bonus be less than $150,000.
     On the Effective Date, the Company granted Mr. Caputo:
•	$1.0 million in restricted shares of common stock (based on the average closing price of the Company’s common stock during the 10 trading days immediately preceding the Effective Date and subject to certain reductions contained in the Employment Agreement) that will vest in equal installments on each of the first, second, third and fourth anniversaries of the Effective Date; and

•	options to purchase 250,000 shares of the Company’s common stock at the fair market value thereof (calculated in accordance with the terms of the Employment Agreement) that will vest in equal installments on each of the first, second, third and fourth anniversaries of the Effective Date.
     In addition, at the discretion of the Compensation Committee, Mr. Caputo will be entitled to additional annual incentive compensation (“Annual Option Grants”) over the Employment Period; provided however, that in no event may any Annual Option Grant be less favorable than a grant of options to purchase 100,000 shares of the Company’s common stock at the fair market value thereof (calculated in accordance with the terms of the Employment Agreement) and which vest in equal installments on each of the first, second, third and fourth anniversaries of the date of grant thereof.
     If Mr. Caputo’s employment is terminated due to death or Disability (as defined in the Employment Agreement) other than following a “change of control” (as defined in the Employment Agreement), Mr. Caputo or his estate will be entitled to a lump-sum payment as soon as practicable following the termination date equal to (a) his Base Salary and accrued vacation pay through the date of termination, (b) one of the following two amounts, as applicable, (1) if there is one year or more remaining in the Employment Period, the sum of Executive’s then current Base Salary for one year plus his Average Bonus (as defined in the Employment Agreement), or (2) if there is less than one year remaining in his Employment Period, the amount of Base Salary Executive would have received through the end of the Employment Period plus his pro-rated Average Bonus. In addition, all stock options and shares of restricted stock which were to vest based on the passage of time shall fully vest as of the date of such termination.
     If Mr. Caputo’s employment is terminated (a) by the Company “without Cause,” (b) by Mr. Caputo for “Good Reason” or (c) by Mr. Caputo’s resignation,

death or disability following a “Change in Control” (as such terms are defined in the Employment Agreement), Mr. Caputo will receive, in addition to accrued Base Salary and vacation pay, a lump-sum payment equal to 1.75 times the sum of Executive’s then current Base Salary plus his Average Bonus. In addition, following any such termination, all options and restricted stock that were to vest based on the passage of time shall fully vest as of the date of termination. If, in the case of resignation, death or disability following a Change in Control, the termination precedes the otherwise applicable end-date for a performance period for stock options or restricted stock granted to Mr. Caputo, a percentage of such stock options or restricted stock shall vest as of the date of termination equal to the period of time that has elapsed since the date of award of such stock options or restricted stock compared to the total time during the performance period stated in the award of such stock options or restricted stock.
     In addition, if Mr. Caputo’s employment terminates for any reason other than Cause or voluntary termination by Mr. Caputo (other than for Good Reason or a termination following a Change in Control) after the end of any fiscal year for which an annual bonus is required under the Employment Agreement or for which objective performance criteria have been established, then Mr. Caputo will be entitled to receive that bonus even if his termination preceded the payment date for such bonus. If Mr. Caputo’s employment terminates for any reason other than Cause or a voluntary termination by Executive (other than for Good Reason or a termination following a Change in Control) prior to the end of any fiscal year for which a Bonus would be payable, Executive shall be entitled to payment of a pro rated portion of the Bonus.
     If any amounts and benefits paid to Mr. Caputo are deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and subject to the excise tax under Section 4999 of the Code, such payments will be “grossed up” to make Mr. Caputo whole for the impact of such excise tax.
     Mr. Caputo has also agreed to refrain from certain activities for one year following specified termination events under the Employment Agreement, including direct competition with the Company and the solicitation of employees of the Company. The Company has also agreed to indemnify Mr. Caputo for liabilities resulting from his employment by the Company under the Employment Agreement.
     The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the Employment Agreement which is attached to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shelf Company Transactions.

Not applicable

(d)	Exhibits

10.1 –Employment Agreement dated as of March 14, 2008 between Equity One, Inc. and Thomas Caputo.

99.1 -Press Release dated March 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: March 18, 2008	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Exhibit Title

10.1	Employment Agreement dated as of March 14, 2008 between Equity One, Inc. and Thomas Caputo.

99.1	Press Release dated March 14, 2008.